Exhibit 10.01

SEPARATION AGREEMENT AND COMPLETE RELEASE OF LIABILITY

Michele L. Tyler and VECTRUS SYSTEMS CORPORATION have reached the following Agreement. In this Agreement, "Employee" refers to Michele L. Tyler and "Company" refers to VECTRUS SYSTEMS CORPORATION and VECTRUS, INC., its parent, and all of their affiliates and subsidiaries.

1. Transition Services. During the period October 15, 2018 through January 2, 2019, Employee will continue employment in support of the realignment of roles and responsibilities within the legal function, ensuring a smooth transition.

2. Benefits. The Company agrees with Employee as follows:

A. Employee's active employment with the Company will cease at 11:59 p.m. MT on January 2, 2019 (also referred to as the "Last Day Worked"). The parties stipulate that Employee's employment is being terminated by the Company due to a functional reorganization, and that, subject to the terms of this Agreement, Employee is entitled to severance payments and benefits pursuant to the terms of the Company's Senior Executive Severance Pay Plan, as amended and restated as of November 9, 2016 (the "Severance Pay Plan"), which are described in detail below. A copy of the Severance Pay Plan is attached as Exhibit B. To the extent of any inconsistency between the Severance Pay Plan and the Agreement, the Severance Pay Plan shall control.

B. Subject to Paragraph 3, for the period beginning January 3, 2019 through the earlier of (i) July 2, 2020 and (ii) the date Employee first engages in any Disqualifying Conduct (as defined in Paragraph 16) (such date referred to hereinafter as the "Severance End Date"), the Company shall continue to pay Employee his/her present base salary at the rate of $335,004.80 (three hundred thirty five thousand, four dollars and eighty cents) per year, paid in normal bi-weekly payments ("Severance Pay") pursuant to the Company's normal payroll

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procedures. The period stipulated above includes all applicable notice periods. Subject to Paragraph 3, Severance Pay will commence within 60 days following the Last Day Worked. C. Subject to Paragraph 6 of the Severance Pay Plan, Employee shall be eligible to continue participation in the Company's medical, dental and vision plans through the Severance End Date, and the COBRA continuation period will run concurrently from your" Last Day Worked. Subject to the terms of the Severance Pay Plan (as amended and restated as of November 9, 2016), the Company and Employee will continue to share the monthly premium expense for such medical, dental and vision coverage through the Severance End Date per the · applicable plan year's contribution strategy, as approved on an annual basis. For the avoidance of doubt, Employee will not be eligible to participate in any other Company benefit plans, policies, programs, and arrangements, including without limitation, any Company tax qualified retirement plans, non-qualified retirement plans, deferred compensation plans, and incentive plans (stock and cash) following the Last Day Worked and Employee's remaining rights under such plans, policies, programs and arrangements shall be governed by the terms thereof and as referenced in Exhibit C, attached. D. Employee understands that the Company will deduct from all amounts provided for in this Agreement, federal, state and local withholding taxes and other deductions the Company is required by law to make from payments to employees. Afterthe Last Day Worked, Employee understands that he/she is not entitled to any compensation or benefits or any other payment from the Company, Including but not limited to any severance pay, commissions, termination allowance, notice pay or similar pay or allowance, other than as specifically provided in this Agreement. E. Employee will receive a lump sum payment for any accrued, unused Paid Time Off(PTO) as of January 2, 2019. PTO will be paid as a lump sum in the first payroll following the Last Day Worked even if this Agreement is not executed by Employee. Payment for PTO, if any, will not count for any purpose under any employee benefit plan. Employee will not continue to accrue PTO during the Severance Pay period.

F. Employee will be eligible for full bonus consideration for twelve months of active service during performance year 2018, subject to the discretion of the Compensation and Personnel Committee of the Vectrus Board of Directors.

G. Employee will receive Company-paid executive outplacement services for a period up to six months to commence at the employee's discretion but no later than February 1, 2019.

H. Except as expressly stated in this Agreement, Company will not be responsible for any other business expenses incurred by Employee after the Employee's Last Day Worked, except as provided in Paragraph 13.

3. Payments. Payment of the amounts described in Paragraphs 2(B), 2(C), 2(F) and 2(G) is contingent upon Employee executing this Agreement not later than twenty-one (21) days after the receipt of the Agreement and Employee not revoking this Agreement within the seven (7) day period after it is executed, Employee executing the Supplemental Release within 10 days after the Last Day Worked (as defined in 2(A) and not revoking Supplemental Release within the seven (7) day period after it is executed, and Employee complying with the terms of this Agreement. Employee agrees that the payments and benefits described in Paragraphs 2(B), 2(C), 2(F) and 2(G) are more than the Company is required to provide under its normal policies and procedures or by law.

4. Officership Resignation. Employee will resign as Chief Legal Officer and Corporate Secretary of Vectrus, Inc. and Vectrus Systems Corporation and as a director or officer of any subsidiary or affiliate of Vectrus, Inc. and Vectrus Systems Corporation effective October 14, 2018. Employee will remain a Senior Vice President of Vectrus, Inc. and Vectrus Systems Corporation through the transition period, ending January 2, 2019.

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5. Long-Tenn Incentive Awards. The treatment of any outstanding . equity awards granted to Employee will be treated in accordance with the terms and conditions of each award agreement and the terms of the applicable plan. Employee must seek written approval from the Company prior to entering into any transaction involving Vectrus securities, including the purchase or sale of any Vectrus stock. Employee will no longer be subject to the requirement for prior approval before the purchase or sale of Vectrusstock after the later of six months following the Last Day Worked or the last day that any services are performedfor the Company. Employee Is also subject to the securities laws and Vectrus' "insider trading" policies in respect of any transaction Employee effectswhile In possession of material non-public informationregarding Vectrus stock. 6. Complete Release. Employee understands that all or part of his/her job duties may be assigned to another person or personswho are less than forty years old or younger than Employee. Employee agrees to release the Company, any company that is or was directly or Indirectly the parent or subsidiaryof, related to or affiliated with the Company, any Company benefit plans and the employees, administrators, fiduciaries, agents, officers and directors of any of them, and any predecessors, successors or assigns (the "Released Parties"), from all claims or demands Employee may have arising out of or relating to Employee's employment with the Company or the termination of that employment. This includes, but is not limited to, a release of any rights or claims Employee may have under the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Employee Retirement Income Security Act of 1974 or any other federal, state or local laws, regulations or orders. This release also includes, but Is not limited to, a release by Employee of any contractual or tort claims or other claims arising under common law including, but not limited to, any claims for wrongful discharge.

This release covers both claims that Employee knows about and those he/she may not know about. 7. Speclal Release Notification. Paragraph 6 includes a release of all claims under the Age Discrimination in Employment Act ("ADEA") and, therefore, pursuant to the requirements of the ADEA, Employee acknowledges and understands the following: (a) Employee has been advised that this release includes, but is not limited to, ali claims under the ADEA arising up to and including the date of execution of this release; (b) that Employee has been advised to consult with an attorney and/or other advisor of his/her choosing concerning Employee's rights and obligations under this release; (c) that Employee has been advised to consider fully this release before executing it and that Employee's release and waiver of any claim under the ADEA is knowing and voluntary; (d) that Employee has been offered ample time and opportunity, in excess of twenty-one (21) calendar days, to do so; (e) that Employee may revoke this release within the seven (7) calendar day period following Employee's execution of the Agreement, if Employee delivers written notice of revocation to: Frank Peloso, Chief Human Resources Officer, Vectrus Systems Corporation, 2424 Garden of the Gods Road, Colorado Springs, Colorado 80919; and (f) that this release shall become effective and enforceable on the eighth calendar day following execution of it, so long as it has not been revoked. 8. Reporting. Employee agrees that· he/she has disclosed to the Company all known issues, concernsor complaints regarding any legal, regulatory or compliance requirement of the Company. 9. Confidentiality. Employee promises not to disclose the contents of this Agreement to anyone other than his/her immediate family, governmentalagencies or courts or to attorneys, counselors or agents retained by Employee for the purpose of assisting or counseling him/her with respect to this Agreement. If Employee discloses the contents of this Agreement to any personas permitted above, he/she shall also use his/her best efforts to prevent all such persons from disclosing the contents of this Agreement. 10. Non-Admission of Llablllty. This Agreement is made solely to facilitate an arrangement reached by the Company with the Employee. This Agreement should not be construed as an admission by the Company of any wrongdoing. 11. Excluslons from Employee's Release. This Agreement does not waive or release claims with respect to any rights Employee may have to file a claim or charge with any government-administrative agency, to claims that cannot lawfully be released, or to any future rights or claims that Employee may have that arise after the date the Employee signs this Agreement; provided that by executing and not revoking the Supplemental Release, Employee shall be waiving and releasing clams that Employee may have otherwise had that arise between the date Employee signs this Agreement and the date Employee signs the Supplemental Release. In addition, this release does not preclude Employee from enforcing the terms of this Agreement or from (a) claims for unemployment compensation, workers' compensation, or any disability benefits pursuant to the terms of applicable law claims, (b) indemnity under the bylaws of the Company, as provided for by appliable law or under any applicable insurance policy with respect to Employee's liability as an employee, director or officer of the Company, (c) Employee's right to communicate or cooperate with any government agency, (d) any rights to pension or any other benefits for which Employee may be eligible under the terms of applicable Company benefit plans, Including under the Consolidated Omnibus Budget Reconcilliation Act (COBRA), or (e) reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies), and Employee acknowledges that he/she will not be held criminally or civilly liable for (i) the disclosure of confidentialor proprietaryi nformation that is made in confidenceto a government official or to an attorney solely for the purpose of reporting or Investigating a suspected violation of law, or (Ii) disclosure of confidential or proprietary Information that is made In a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order. 12. Encouragement to Consult with Attorney. Employee is advised to consult with an attorney before signing this Agreement. Fees associated with such legal consultation are the responsibility of Employee. 13. Assistance In the Defense of Claims. Employee agrees, upon reasonable notice from the Company, to provide reasonable assistance to the Company in the defense of any legal or administrative action or proceeding now pending or which later may be filed by or against the Company or by or against any affiliated or related companies or any of their officers, directors or employees. Company will not request or demand that Employee provide any legal advice, conduct any legal services, or to substantially participate in the defense or prosecution of any matter, other than as a fact witness. In any case, Company will pay Employee at her current rate of $161.06 per hour for time worked and will reimburse employee for reasonable expenses incurred in accordance with the existing Company policy. 14. Company Property. Employee shall return any and all Company property within his/her possession or control to the Company upon request by the Company. 15. Notification to the Company. If any claim or demand is made to legally compel the Employee to disclose the terms and conditions of this Agreement, the Employee will promptly notify Frank Peloso, Chief Human Resources Officer, of such claim or demand so that the Company may take such action as It deems appropriate.

16. Dlsquallfylng Conduct. If, during the period Employee is receiving Severance Pay, the Employee, in any material way: (i) breaches the terms of this Agreement (including Exhibit D); (ii) fails to comply with any Company Covenant Against Disclosure and Assignment of Rights to Intellectual Property executed by Employee or improperly utilizes the Company's confidential or proprietary information; (iii) without the Company's prior written consent, directly or indirectly induces any employee of the Company to leave the Company employment; or (iv) fails to comply with applicable provisions of the Vectrus, Inc. Code of Corporate Conduct or applicable Company policies (collectively, "Disqualifying Conducr) then the Company will have no further obligation to provide Severance Pay, make any payments described in Paragraph 2(8) and provide the benefits described in Paragraph 2(C), to consider the Employee for a bonus for 2016 under Paragraph 2(F), or to continue outplacement services under Paragraph 2(G). Additionally, If Employee engages in Disqualifying Conduct, Employee agrees that he/she will, upon demand, return the severance pay described in Paragraph 2(8), and any bonus paid under Paragraph 2(F). Additionally, in the event that Company has to file suit or take other action to recover this payment, Employee will also be liable to Company for the legal fees incurredb y Company. 17. Non-Disparagement. Employee agrees that he/she will not make or engage in any disparaging remarks about Company, its employees, and/or its customers. Employee also agrees that he/she will not have any communication of any type with any of Company's current or former customers concerningCompany, its employees, its work for the government or any aspect of Company's relationship with the government. 18. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors, successors and assigns of the Company. Employee's rights and obligations are personal and may not be assigned or delegated without the Company's written consent.

19. Choice of Law. This Agreement shall be governed by and interpreted under the laws of the State of Colorado. 20. Covenant Against Disclosure, Anti-Sollcltatlona nd Non-Compete. Employee agrees to the terms of Exhibit D, attached. 21. Entire Agreement. The Company has used its best efforts to compose this Agreement in a manner calculated to be readily understood by the Employee. This Agreement, including Exhibits A, B, C and D, is the complete, entire and final agreement between Employee and the Company concerning the subject matter expressed herein and supersedes any other prior agreement in writing or otherwise. This Agreement may not be modified or terminated except by a writing signed by both parties. The Company has made no promises to Employee other than those in this Agreement. Should any portion of this Agreement be ruled void or unenforceable, such ruling will not affect the enforceability and effect of the remaining provisions of this Agreement. 22. Compliance with IRC 409A. This Agreement is intended to comply with I.R.C. Section 409A and will be interpreted in a manner intended to comply with Section 409A. Each payment made under this Agreement shall be designated as a "separate payment" within the meaning of Section 409A. If, as of the Last Day Worked, Employee is a "specified employee" as defined in Section 409A and the deferral of any other payment or commencement of any other payments or benefits otherwise payable by the Company to Employee as a result of Employee's separation of servi� is necessary in order to prevent any acceleratedo r additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits until the date that is six months following the Last Day Worked. 23. Waiver. The parties may waive any provision in this Agreement only by a writing executed by the partyor parties against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy, or in requiring the satisfaction of any condition under this Agreement, and no act, omission or course of dealing between the parties, operates as a waiver or estoppal of any right, remedy or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver on any future occasion or against any other person. EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS READ THIS AGREEMENT, HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. WITNESS EMPLOYEE / DATE -i'i '-- �-e.-r_l_o{__.,_/'-�- Vectrus Systems Corporation By: A�. Title: SY(? • �,H�D Dated: l\ /r/ \i'.

EXHIBIT A SUPPLEMENTAL COMPLETE RELEASE OF LIABILITY AGREEMENT [TO BE SIGNED ON OR AFTER EMPLOYEE’S SEPARATION DATE. NOT VALID IF SIGNED EARLIER] As required by and as material consideration for the Separation Agreement and Complete Release of Liability (the “Agreement”), dated ___________, 2018, entered into by and between Michele L. Tyler (the “Employee”) and Vectrus Systems Corporation (the “Company”), Employee freely and voluntarily agrees to enter into and be bound by this Supplemental General Release of Claims Agreement (the “Supplemental Release”). I, Michele L. Tyler, hereby reaffirm all of my obligations and representations in the Agreement, including but not limited to my release of claims, as of the date below. I understand that the Company and the other Released Parties (as that term is defined in the Agreement), in providing me with benefits under the Agreement, are relying on this Supplemental Release, and that my eligibility and receipt of any benefits under the Agreement are conditioned on my execution and non-revocation of the Supplemental Release and my continued compliance with the Agreement. The Employee may revoke this release within the seven (7) calendar day period following the date it is executed. WITNESS EMPLOYEE / DATE _____________________________ _________________________ Michele L. Tyler Dated: ___________________ Tyler- Separation Agreement - October 2018/ny-1348221 v1 10/16/2018 03:24 PM

EXHIBIT B VECTRUS, INC. SENIOR EXECUTIVE SEVERANCE PAY PLAN (Amended and Restated as of November 9, 2016) 1. Purpose The purpose of this Vectrus, Inc. Senior Executive Severance Pay Plan (the “Plan”), as amended and restated, is to assist in occupational transition by providing severance pay for employees covered by the Plan whose employment is terminated under conditions set forth in the Plan. The Plan first became effective as of September 27, 2014 following the spin-off of Vectrus, Inc. (“Vectrus”) from Exelis Inc. (“Exelis”) on September 27, 2014. Exelis was spun off from ITT Corporation (“ITT” and, together with Exelis, the “Predecessor Corporations”) on October 31, 2011. The Predecessor Corporations maintained similar plans prior to the respective spin-offs (the “Predecessor Plans”), and the Plan was created to continue service accruals under the Predecessor Plans. The Plan shall remain in effect as provided in Section 12 hereof, and Executives shall receive full credit for their service with the Predecessor Corporations as provided in Section 4 hereof. 2. Covered Employees Covered employees under the Plan (“Executives”) are full-time, active regular salaried employees of Vectrus, and of any subsidiary company (each a “Vectrus Subsidiary”) (collectively or individually as the context requires, the “Company”) who are either (a) in Band A and either United States citizens or employed in the United States immediately preceding the date the Company selects as the Executive’s last day of active employment (“Scheduled Termination Date”) or (b) selected by the Vectrus Compensation and Personnel Committee (the “Committee”), but excluding any such employees who are party to individual agreements that provide severance pay in situations where severance would be payable under the Plan. As of the date of the amendment and restatement of the Plan, Band A includes Senior Vice Presidents, but it may be further defined by the Committee at any time. 3. Severance Pay Upon Termination of Employment If the Company terminates an Executive’s employment, the Executive shall be provided severance pay in accordance with, and subject to, the terms of the Plan except where the Executive: • is terminated for Cause (as defined below), • accepts employment or refuses comparable employment with a purchaser as provided in Section 8, “Divestiture,” or • terminates his or her employment with the Company for any reason, or no reason, prior to the Scheduled Termination Date.

For the avoidance of doubt, no severance pay will be provided under the Plan where the Executive terminates employment by: • voluntarily resigning, or • failing to return from an approved leave of absence (including a medical leave of absence). No severance pay will be provided under the Plan upon any termination of employment as a result of the Executive’s death or Disability (as defined below). “Cause” shall mean the Executive’s (i) willful and continued failure to substantially perform the Executive’s duties with the Company or to substantially follow and comply with the specific and lawful directives of the Company or the Vectrus Board of Directors (the “Board”), as reasonably determined by the Board (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) after a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties is delivered to the Executive by the Board; (ii) willful commission of an act of fraud or dishonesty resulting in material economic or financial injury to the Company; (iii) willful engagement in illegal conduct or gross misconduct, in either case which is materially and demonstrably injurious to the Company; (iv) material breach of the terms of any confidentiality, trade secret, non-solicitation, non-competition or similar Company agreement or policy; or (v) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude. “Disability” shall mean the complete and permanent inability of the Executive to perform all of his or her duties under the terms of his or her employment, as determined by the Company upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary. 4. Schedule of Severance Pay Except with respect to the Executives listed in Exhibit A, which is attached hereto and incorporated as part of the Plan, severance pay will be provided in accordance with the following schedule, which sets forth the aggregate amount of severance pay that will be paid to an Executive. Such aggregate amount of severance pay shall be equal to the Executive’s Base Pay (as defined below) multiplied by the “Months of Base Pay” shown in the schedule below based upon the Executive’s Years of Service as of the Scheduled Termination Date. The severance pay of the Executives listed in Exhibit A will be determined in accordance with Exhibit A.

Years of Service Months of Base Pay Less than 4 12 4 13 5 14 6 15 7 16 8 17 9 or more 18 “Base Pay” shall mean the Executive’s annual base salary rate paid or in effect as of the Scheduled Termination Date, divided by twelve (12). “Years of Service” shall mean the total number of completed years of full-time employment since the Executive’s Vectrus system service date to the Scheduled Termination Date, rounded to the nearest whole year; provided that, for the purposes of “Years of Service,” service shall include years of service with the Predecessor Corporations; provided, however, that any breaks in service during which the Executive was not employed by Vectrus or one of the Predecessor Corporations shall not be counted. The Vectrus system service date is the date from which employment in the Vectrus system is recognized beginning with the first date of employment with the Company, unless the Executive was previously employed with ITT or Exelis, in which case the Vectrus system service date shall mean the first date of employment with (i) ITT (if applicable) or, if not previously employed by ITT, (ii) Exelis. Notwithstanding anything contained herein to the contrary, in no event shall severance pay exceed the equivalent of twice the Executive’s total annual compensation during the year immediately preceding the Scheduled Termination Date. For avoidance of doubt, the foregoing limitation shall apply to all Executives, including those listed on Exhibit A. For the avoidance of doubt, all prior full-time employment by an Executive with the Predecessor Corporations shall be credited in full when determining an Executive’s Years of Service. 5. Form of Payment of Severance Pay Severance pay shall be paid in the form of equal periodic payments according to Vectrus’ regular payroll schedule. Severance pay will commence within 60 days following the Scheduled Termination Date; provided, that, to the extent such 60-day period begins in one calendar year and ends in another, any payment scheduled to occur during the first 60 days following the Scheduled Termination Date shall not be paid until the first regularly scheduled pay date in the latter calendar year, and such first payment shall include all amounts that were otherwise scheduled to be paid prior thereto. In the event of an Executive’s death during the period the Executive is receiving severance pay, the amount of severance pay remaining shall be paid in a discounted lump sum to the Executive’s spouse or to such other beneficiary or beneficiaries designated by the Executive in writing, or, if the Executive is not married and failing such designation, to the estate of the Executive. Any discounted lump sum paid under the Plan shall be equal to the present value of the remaining periodic payments of severance pay as determined by Vectrus using an interest rate equal to the prime rate at Citibank or other entity designated by Vectrus in effect on the date of the Executive’s death. If an Executive is receiving severance pay, the Executive must continue to be available to render to the Company reasonable assistance, consistent with the Executive’s prior position with the Company, at times and locations that are mutually acceptable. In requesting such services, the Company will take into account any other commitments which the Executive may have. After the Scheduled Termination Date and normal wind up of the Executive’s former duties, the Executive will not be required to perform any regular services for the Company. In the event the Executive secures other employment during the period the Executive is receiving severance pay, the Executive must promptly notify the Company. Severance pay will permanently cease if an Executive is rehired by the Company. 6. Benefits During Severance Pay As long as an Executive is receiving severance pay, except as provided in this Section or in Section 7, the Executive will be eligible for continued participation in those Company employee benefit plans that are COBRA eligible, and coverage will run concurrently through the COBRA period. The Company and the Executive will continue to share the monthly premium expense per the Plan Year’s contribution strategy approved on an annual basis. For the avoidance of doubt, an Executive will not be eligible to participate in any other Company benefit plans, policies, programs, and arrangements, including without limitation, any Company tax qualified retirement plans, non-qualified retirement plans, deferred compensation plans, and incentive plans (stock and cash). If, for any reason at any time, the Company (i) is unable to treat the Executive as being eligible for ongoing participation in any Company benefit plans or policies in existence immediately prior to the termination of employment of the Executive, and if, as a result thereof, the Executive does not receive a benefit or receives a reduced benefit , or (ii) determines that ongoing participation in any such Company benefit plans or policies would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any other Code section, statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), the Company shall provide such benefits by making available equivalent benefits from other sources in a manner consistent with Section 15 below. 7. Excluded Compensation and Benefit Plans, Policies, Programs and Arrangements The period during which an Executive is receiving severance pay does not count as service for the purpose of any compensation or benefit plan, policy, program or arrangement, including any equity or cash incentive award plan or program unless otherwise expressly provided in plan and/or award documents previously approved by the Board or the Committee.

8. Divestiture If a Vectrus Subsidiary or business unit or service line of Vectrus or a portion thereof at which an Executive is employed is sold or divested and if (i) the Executive accepts employment or continued employment with the purchaser or an affiliate of the purchaser (or, in the case of a divestiture without a purchaser, such as a spin off, accepts employment or continued employment with the divested entity), or (ii) refuses employment or continued employment with the purchaser or an affiliate of the purchaser (or divested entity, as applicable) on terms and conditions substantially comparable to those in effect immediately preceding the sale or divestiture, the Executive shall not be provided severance pay under the Plan. The provisions of this Section 8 apply to divestitures accomplished through sales (or other divestiture) of assets or through sales (or other divestiture) of corporate or other entities. 9. Disqualifying Conduct If during the period an Executive is receiving severance pay, the Executive (i) engages in any activity which is inimical to the best interests of the Company; (ii) disparages the Company; (iii) fails to comply with any Company Covenant Against Disclosure and Assignment of Rights to Intellectual Property; (iv) without the Company’s prior consent, induces any employees of the Company to leave their Company employment; (v) without the Company’s prior consent, engages in, becomes affiliated with, or becomes employed by any business competitive with the Company; or (vi) fails to comply with applicable provisions of the Vectrus Code of Conduct or applicable Vectrus Corporate Policies, then the Company will have no further obligation to provide severance pay. 10. Release The Company shall not be required to make or continue any severance payments under the Plan unless (i) the Executive executes and delivers to Vectrus within 50 days following the Scheduled Termination Date, a release, satisfactory to Vectrus, in which the Executive discharges and releases the Company and the Company’s affiliates, successors, directors, officers, employees and employee benefit plans from all claims (with certain exceptions, including exceptions for claims for benefits to which Executive is entitled under any Company employee benefit plan) arising out of Executive’s employment or termination of employment, and (ii) such release is not revoked by the Executive within the seven-day statutory revocation period following the date the release is executed by the Executive. 11. Administration of Plan The Plan shall be administered by Vectrus, which shall have the exclusive right to interpret the Plan, adopt any rules and regulations for carrying out the Plan as may be appropriate and decide any and all matters arising under the Plan, including but not limited to the right to determine appeals. Subject to applicable Federal and state law, all interpretations and decisions by Vectrus shall be final, conclusive and binding on all parties affected thereby.

Any employee or other person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Plan’s administrator (in accordance with Section 17) within ninety (90) days after the earlier of (i) the date the claimant learned the amount of their severance benefits under the Plan or (ii) the date the claimant learned that he or she will not be entitled to any benefits under the Plan. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also describe any material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary, and an explanation of the Plan’s procedures (and time limits) for appealing the denial, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal. The denial notice will be provided within ninety (90) days after the claim is received. If special circumstances require an extension of time (up to ninety (90) days), written notice of the extension will be given within the initial ninety (90) day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the administrator expects to render its decision on the claim. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the administrator for a review of the decision denying the claim. Review must be requested within sixty (60) days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments (as well as documents, records and other information related to the claim) in writing. The administrator will provide written notice of its decision on review within sixty (60) days after it receives a review request. If additional time (up to sixty (60) days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA. 12. Termination or Amendment The Board or the Committee may terminate or amend the Plan (“Plan Change”) at any time except that no such Plan Change may reduce or adversely affect severance pay for any Executive whose employment terminates on or before the effective date of such Plan Change, provided that the Executive was either receiving or entitled to receive severance pay under the Plan on the date of such Plan Change.

13. Offset Any severance pay provided to an Executive under the Plan shall be offset, to the extent consistent with Section 15, by reducing such severance pay by any severance pay, salary continuation, termination pay or similar pay or allowance which Executive receives or is entitled to receive (i) under any other Company plan, policy practice, program, arrangement; (ii) pursuant to any employment agreement or other agreement with the Company; or (iii) by virtue of any law, custom or practice. 14. Miscellaneous Except as provided in the Plan, the Executive shall not be entitled to any notice of termination or pay in lieu thereof. In cases where severance pay is provided under the Plan, pay in lieu of any unused current year paid time off accrual will be paid to the Executive in a lump sum within 30 days after the date of the Executive’s Scheduled Termination Date. Severance pay and benefits under the Plan are paid for entirely by the Company from its general assets and represent an unfunded and unsecured obligation of the Company. An Executive’s right to severance pay or benefits under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise alienated, hypothecated or disposed of, other than in accordance with the second paragraph of section 5. The Plan is not a contract of employment, does not guarantee the Executive employment for any specified period and does not limit the right of the Company to terminate the employment of the Executive at any time. The section headings contained in the Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of the Plan 15. Section 409A The Plan is intended to comply with Section 409A of the Code (or an applicable exemption therefrom) and will be interpreted in a manner consistent with such intent. Notwithstanding anything herein to the contrary, (i) if at the time of the Executive’s termination of employment with the Company the Executive is a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive) until a date that is six months following the Executive’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), at which point all payments deferred pursuant to this Section 15 shall be paid to the Executive in a lump sum and (ii) if any other payments of money or other benefits due hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. To the extent any reimbursements or in-kind benefits due under the Plan constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv), the terms of which shall be deemed incorporated herein by reference. All payments to be made upon a termination of employment that constitute deferred compensation under the Plan may only be made upon a “separation from service” (as that term is used in Section 409A). Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code. The Company shall consult with Executives in good faith regarding the implementation of the provisions of this section; provided that neither the Company nor any of its employees or representatives shall have any liability to Executives with respect thereto. 16. Adoption Date and Amendments The Plan was initially adopted by Vectrus on September 27, 2014 (“Adoption Date”) and does not apply to any termination of employment which occurred or which was communicated to an Executive prior to the Adoption Date. The Plan was amended and restated on October 6, 2015 and again on November 9, 2016.

17. Additional Information Plan Name: Vectrus, Inc. Senior Executive Severance Pay Plan Plan Sponsor: Vectrus, Inc. 655 Space Center Drive Colorado Springs, CO 80915 Employer Identification Number: 38-3924636 Plan Year: Vectrus' Fiscal Plan Administrator: Vectrus, Inc. Attention: Administrator of the Vectrus, Inc. Senior Executive Severance Pay Plan 655 Space Center Drive Colorado Springs, CO 80915 (719) 591-3600 Agent for Service of Legal Process: Vectrus, Inc. Attention: Senior Vice President, Chief Legal Office & Corporate Secretary 655 Space Center Drive Colorado Springs, CO 80915 (719) 591-3600 Service of process may also be made upon the Plan administrator. Type of Plan Employee Welfare Benefit Plan - Severance Pay Plan Plan Costs The cost of the Plan is paid by Vectrus, Inc. 18. Statement of ERISA Rights As participants in the Plan, Executives have the following rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”): • Executives may examine, without charge, at the Plan administrator’s office and at other specified locations, such as worksites, all documents governing the plan, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration; and

• Executives may obtain, upon written request to the Plan administrator, copies of documents governing the operation of the Plan, including insurance contracts and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan administrator may make a reasonable charge for the copies. In addition to creating rights for participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of Plan participants. No one, including Vectrus or any other person, may fire a Plan participant or otherwise discriminate against a Plan participant in any way to prevent the participant from obtaining a benefit under the Plan or exercising rights under ERISA. If a claim for a severance benefit is denied, in whole or in part, the person seeking benefits must receive a written explanation of the reason for the denial. Plan participants have the right to have the denial of the claim reviewed. (The claim review procedure is explained in Section 8 above.) Under ERISA, there are steps Plan participants can take to enforce the above rights. For instance, if a Plan participant requests materials and does not receive them within thirty (30) days, the Participant may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay the Plan participant up to $110 a day until the participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If a Plan participant has a claim which is denied or ignored, in whole or in part, the participant may file suit in a federal court. If it should happen that the participant is discriminated against for asserting his or her rights, the participant may seek assistance from the U.S. Department of Labor, or the participant may file suit in a federal court. In any case, the court will decide who will pay court costs and legal fees. If the Plan participant is successful, the court may order the person the Plan participant sued to pay these costs and fees. If the Plan participant loses, unless the Plan requires the Vectrus to pay the costs, he court may order the Plan participant to pay these costs and fees, for example, if it finds that the Participant’s claim is frivolous. If the Plan participant has any questions regarding the Plan, the participant should contact the Plan administrator (see Section 17 for the contract in formation). If the Plan participant has any questions about this statement or about his or her rights under ERISA, the Plan participant may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in his or her telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. The Plan participant may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Exhibit A Senior Executive Severance Pay Plan Calculation Service Period Months of Name Title in Years Severance* Matthew M. Klein SVP & Chief Financial Officer 19 24 Kelvin R. Coppock SVP, Contracts 11 20 Francis A. Peloso SVP & Chief Human Resources Officer 15 24 (*) Months of severance are based on the severance pay levels specified in the initial plan.

Exhibit C Summary of Benefit Programs 2018 – Vectrus IMPORTANT: This document r epresents a summary of how your participation in the Vectrus benefit programs will be impacted with your separation. Full details on benefit cont inuation and conversion can be found in each benefit plans Summary Plan Description found at www.cbizesc.com/Vectrus When Does Will I Remain Covered Coverage Benefit Program During Severance? What Do I Pay? More Info/My Action End? You pay the same payroll contributions COBRA information will be sent to your home address approximately 7 as if you were an Yes, as long as you elected to 10 business days after the last day of the month in which your final active employee Last day of the month in coverage for 2018. Severance pay is paid. Medical with Vectrus through which your final your Severance Severance pay is paid. **See Notes on COBRA coverage below** Period. Deductions come directly out of your Severance pay. You pay the same payroll contributions COBRA information will be sent to your home address approximately 7 as if you were an Yes, as long as you elected to 10 business days after the last day of the month in which your final active employee Last day of the month in coverage for 2018. Severance pay is paid. Dental with Vectrus through which your final your Severance Severance pay is paid. **See Notes on COBRA coverage below** Period. Deductions come directly out of your Severance pay. You pay the same payroll contributions COBRA information will be sent to your home address approximately 7 as if you were an Yes, as long as you elected to 10 business days after the last day of the month in which your final active employee Last day of the month in coverage for 2018. Severance pay is paid. Vision with Vectrus through which your final your Severance Severance pay is paid. **See Notes on COBRA coverage below** Period. Deductions come directly out of your Severance pay. Page | 1

Exhibit C

Summary of Benefit Programs 2018 – Vectrus

IMPORTANT: This document represents a summary of how your participation in the Vectrus benefit programs will be impacted with your separation. Full details on benefit continuation and conversion can be found in each benefit plans Summary Plan Description found at www.cbizesc.com/Vectrus

Benefit Program	Will I Remain Covered During Severance?	What Do I Pay?	When Does Coverage End?	More Info/My Action
Employer Provided Basic Life	Yes	This benefit is provided by Vectrus at no charge to the employee. Note: the Age reduction schedule would still apply.	Last day of the month in which your final Severance pay is paid.	You may elect to convert this coverage to a personal policy. Contact Tracy Hanavan at 719-637-5828 to receive the conversion forms. You must submit the conversion forms to Cigna Group Insurance directly within 31 days of the coverage ending. Cigna Group Insurance: 1- 800-732-1603 for more information.
Employer Provided Basic Accidental, Death and Dismemberment (AD&D)	No	N/A	Coverage ends on the last day of the month of your last day of work.	You may elect to convert this coverage to a personal policy. Contact Tracy Hanavan at 719-637-5828 to receive the conversion forms. You must submit the conversion forms to Cigna Group Insurance directly within 31 days of the coverage ending. Cigna Group Insurance: 1- 800-732-1603 for more information.
Voluntary MetLife GUL (Domestic Employees and Grand Fathered International Employees)	No	N/A	Coverage ends on your last day of work.	You may elect to convert this coverage to a personal direct pay policy. You have 62 days before your policy will lapse due to non-payment of premium. Contact MetLife directly for conversation information. Contact MetLife: 1-800-846-0124 or www.mybenefits.metlife.com
Voluntary Life with Cigna (International employees enrolled after June 2015)	No	N/A	Coverage ends on the last day of the month of your last day of work.	You may elect to convert this coverage to a personal policy. Contact Tracy Hanavan at 719-637-5828 to receive the conversion forms. You must submit the conversion forms to Cigna Group Insurance directly within 31 days of the coverage ending. Cigna Group Insurance: 1- 800-732-1603 for more information.

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Exhibit C Summary of Benefit Programs 2018 – Vectrus IMPORTANT: This docu ment represents a summary of how your participation in the Vectrus benefit programs will be impacted with your separation. Full details on benefit cont inuation and conversion can be found in each benefit plans Summary Plan Description found at www.cbizesc.com/Vectrus When Does Will I Remain Covered Coverage Benefit Program During Severance? What Do I Pay? More Info/My Action End? You may elect to convert this coverage to a personal policy. Contact Tracy Hanavan at 719-637-5828 to receive the conversion forms. Voluntary Coverage ends on the N/A Accidental Death & No last day of the month of You must submit the conversion forms to Cigna Group Insurance Dismemberment your last day of work. directly within 31 days of the coverage ending. (AD&D) Cigna Group Insurance: 1- 800-732-1603 for more information. . Short-Term Coverage ends on your No Disability N/A last day of work. No conversion or portability offered. You may elect to convert this coverage to a personal policy. Contact Tracy Hanavan at 719-637-5828 to receive the conversion forms. Coverage ends on your Long-Term No N/A last day of work. You must submit the conversion forms to Cigna Group Insurance Disability directly within 31 days of the coverage ending. Cigna Group Insurance: 1- 800-732-1603 for more information. . Page | 3

Exhibit C Summary of Benefit Programs 2018 – Vectrus IMPORTANT: This docu ment represents a summary of how your participation in the Vectrus benefit programs will be impacted with your separation. Full details on benefit cont inuation and conversion can be found in each benefit plans Summary Plan Description found at www.cbizesc.com/Vectrus When Does Will I Remain Covered Coverage Benefit Program During Severance? What Do I Pay? More Info/My Action End? You may continue to submit claims for reimbursement using the Once you have completed your Severance Period, you will receive You pay the same same process you follow information on how to continue your coverage under COBRA. payroll contributions as while you were at work. Yes, as long as you elected though you remained an You may NOT submit Medical Flexible coverage for 2018. active employee. claims for services Spending Account **See Notes on COBRA coverage below** Deductions come incurred after your directly out of your Severance Pay Period For questions regarding your Flexible Spending account you may call Severance Pay. ends, the end of your CBIZ @ 1-800-815-3023 option 4 COBRA continuation, or December 31, 2018, whichever occurs first. You may continue to submit claims for Due to IRS rules, you reimbursement using the may not contribute to the same process you follow Dependent Care while you were at work, Dependent Care Spending Account during provided the dependent Flexible Spending No the Severance Period. care expense is incurred Dependent Care FSA is not COBRA eligible. Account There is no COBRA in order that you may continuation for this work, even for another benefit. employer. You may submit claims until December 31, 2018. Page | 4

Exhibit C

Summary of Benefit Programs 2018 – Vectrus

IMPORTANT: This document represents a summary of how your participation in the Vectrus benefit programs will be impacted with your separation. Full details on benefit continuation and conversion can be found in each benefit plans Summary Plan Description found at www.cbizesc.com/Vectrus

Benefit Program	Will I Remain Covered During Severance?	What Do I Pay?	When Does Coverage End??	More Info/My Action
Transit and Parking Flexible Spending Account	No	Due to IRS rules, you may not contribute to the Transit and Parking Spending Accounts during the Severance Period. There is no COBRA continuation for this benefit.	You may continue to submit claims for reimbursement using the same process you follow while you were at work, provided the Transit and Parking expense is incurred in order that you may work, even for another employer. You may submit claims until December 31, 2018.	Transit and Parking FSA's are not COBRA eligible.
Healthcare Spending Account (HSA)	Yes, you can continue, elect or change your Health Savings Account contributions as long as you remain participating in the qualified High Deductible Health Plan (HDHP) in 2018.	You pay the same payroll contributions as though you remained an active employee. Deductions come directly out of your Severance Pay.	Your contributions will be deposited in your HSA and are always yours. If you continue to elect HDHP plan through COBRA, you will remain eligible to contribute to your HSA but will have to make after-tax contributions directly to the HSA bank.	For questions about your HSA, please contact CIGNA at: 1-800-244-6224
VOYA Accident Insurance Hospital Confinement Critical Illness	No	N/A .	Coverage ends on the last day of the month of your last day of work.	You may elect to convert this coverage to a personal policy. Contact Tracy Hanavan at 719-637-5828 to receive the conversion forms. You must submit the conversion forms to VOYA/Compass directly within 31 days of the coverage ending. VOYA/Compass: 1- 800-955-7736 for more information.

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Exhibit C

Summary of Benefit Programs 2018 – Vectrus

IMPORTANT: This document represents a summary of how your participation in the Vectrus benefit programs will be impacted with your separation. Full details on benefit continuation and conversion can be found in each benefit plans Summary Plan Description found at www.cbizesc.com/Vectrus

Benefit Program	Will I Remain Covered During Severance?	What Do I Pay?	When Does Coverage End?	More Info/My Action
Vectrus 401(k) Plan	No, you will no longer be eligible to participate in the Vectrus 401(k) plan.	N/A	Commencement of Severance Pay.	For questions regarding your Vectrus 401(k) Plan call: Prudential 1-877-778-2100 or go to www.prudential.com/online/retirement
Vectrus 401(k) Loans	Yes, you are still eligible to continue loan repayments.	Your normal loan payroll deduction will continue through your Severance Period.	Loan deductions will stop once your Severance Period has ended or should you request a distribution from your account.	Once you have completed your Severance Period, you can contact Prudential to confirm if you qualify to continue manual loan payments. For questions regarding your Vectrus 401(k) Plan call: Prudential 1-877-778-2100 or go to www.prudential.com/online/retirement
Vectrus 401(k) Distribution	Yes, since you are no longer eligible to participate in the plan, you will be eligible to receive a distribution from the plan.	N/A	Commencement of Severance Pay.	During your Severance Period, Prudential will continue to see you as an active employee. If you are interested in receiving a distribution from your 401(k) account while on severance, you will need to contact Sandi Rasnake to assist with your distribution process. sandi.rasnake@vectrus.com 719-637-6380

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Exhibit C Summary of Benefit Programs 2018 – Vectrus IMPORTANT: This document represents a summary of how your participation in the Vectrus benefit programs will be impacted with your separation. Full details on benefit continuation and conversion can be found in each benefit plans Summary Plan Description found at www.cbizesc.com/Vectrus When Does Will I Remain Covered Coverage Benefit Program During Severance? What Do I Pay? More Info/My Action End? Within a couple weeks after the end of the month that your severance The 18 month continuation After your Severance ends, a COBRA package will automatically be sent to your home COBRA coverage period will Period has been In most cases, COBRA address. **COBRA** begin when your Severance completed, you will can continue for up to Period ends. pay 102% of the full 18 months after your monthly premiums. employment ends. For questions regarding your COBRA continuation rights you may call CBIZ @ 1-800-815-3023 option 6 Page | 7

EXHIBIT D In consideration of the promises made by the Company to Employee in the Separation Agreement and Complete Release of Liability to which this Exhibit D is attached, Employee agrees to the following additional post-employment covenants: 1. Anti-Solicitation of Employees. During the Severance Pay Period, Employee will not, directly or indirectly, or by action in concert with others, solicit or induce or attempt to solicit or induce, any person who is employed by the Company to leave his or her employment with the Company and/or to perform services of any kind for any other person, firm or corporation. 2. Anti-Solicitation of Customers and Clients. During the Severance Pay Period, Employee will not, directly or indirectly, either on Employee’s own behalf or on behalf of any other person, firm, or corporation, divert or take away, or call on or solicit or attempt to call on or solicit, any of the Company’s current customers or clients, including those on whom Employee called on or who Employee solicited or with whom Employee became acquainted while engaged as an employee of the Company. 3. Non-Competition. During the Severance Pay Period, Employee will not accept an employment or consulting relationship (or own or have any financial interest in), directly or indirectly, with any entity engaged in the business of providing services to military, government and commercial customers within Vectrus’ specific lines of service. 4. Covenant Against Disclosure. Employee will not, at any time, disclose information identified as confidential or which, from the circumstances, in good faith, and good conscience ought to be treated as confidential, relating to the products, services, inventions, discoveries, trade secrets, secret processes, price lists, business plans, or any other information of the business or affairs of the Company or any other person, firm, or corporation, which Employee acquired or developed in connection with or as a result of Employee’s employment with the Company.